For Immediate Release
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PRESS RELEASE                                            INDUSTRIES INCORPORATED
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Date: November 6, 2002
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Contact: Leigh J. Abrams, President and CEO
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Phone: (914) 428-9098 Fax: (914) 428-4581
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E Mail: Drew@drewindustries.com
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                DREW ANNOUNCES SALE OF SHARES BY OFFICER/DIRECTOR

WHITE PLAINS, NEW YORK - NOVEMBER 6, 2002 - Drew Industries Incorporated (Amex:
DW) announced today that L. Douglas Lippert, a director of Drew and President and CEO of Lippert Components, Inc., a subsidiary of Drew, completed the direct sale of 750,000 shares of Drew Common Stock, of which 130,000 shares were sold on behalf of members of Mr. Lippert's family.

In September 2002, Drew filed a registration statement on Form S-3 registering 850,000 shares for sale by Mr. Lippert. Mr. Lippert has informed Drew that he does not intend to sell the remaining 100,000 shares and the registration statement will be terminated.

Mr. Lippert acquired the shares in 1997 in connection with Drew's acquisition of Lippert Components. Following the sale, Mr. Lippert and trusts for the benefit of certain members of his family own 1,183,457 shares of Drew representing 12.0% of Drew's outstanding shares.

Drew, through its wholly-owned subsidiaries, Kinro and Lippert Components, supplies a broad array of components for manufactured homes and RVs. Manufactured products include aluminum and vinyl windows and screens, doors, chassis, chassis parts, chassis slide-out systems, bath and shower units, roofing and new and refurbished axles. The Company also distributes new and refurbished tires. From 40 factories located throughout the United States and one factory in Canada, Drew serves most major national manufactured home and RV manufacturers in an efficient and cost-effective manner. Additional information about Drew and its products can be found at www.drewindustries.com.

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